UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2019
Designer Brands Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, without par value	DBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On December 10, 2019, Designer Brands Inc. (the “Company”) issued a press release announcing its consolidated financial results for the third quarter ended November 2, 2019. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.
On December 6, 2019, the Company amended and restated its Standard Executive Severance Agreement with the Company’s Chief Executive Officer, Roger Rawlins (the “Amended Executive Severance Agreement”). The Amended Executive Severance Agreement amends and restates the prior Standard Executive Severance Agreement, dated December 21, 2015, between the Company and Mr. Rawlins, in order to increase the time period from twelve (12) months to eighteen (18) months for the following payment obligations of the Company in the event that Mr. Rawlins’ employment is terminated by the Company Without Cause (as such term is defined therein): (i) base salary continuation, (ii) COBRA expense reimbursement, and (iii) payment of Severance Cash Incentive Bonus (as defined therein), if any. In addition, the non-solicitation and non-competition provisions of the Amended Executive Severance Agreement were extended from twelve (12) months to eighteen (18) months following termination of his employment for any reason, as were the vesting periods for any issued Awards (as defined therein). Pursuant to the Amended Executive Severance Agreement and in the event of his termination Without Cause by the Company, Mr. Rawlins’ right to receive a Severance Cash Incentive Bonus was increased to one and a half (1.5) times the cash incentive bonus that he would have received for the performance period had he not been terminated, and any Severance Cash Incentive Bonus payable thereunder shall be calculated based on whether, and to what extent, the Company’s performance goals were met for the performance period in which such termination Without Cause actually took place, subject to the determination and discretion of the Company’s Compensation Committee.
The foregoing summary of the Amended Executive Severance Agreement with Mr. Rawlins is not complete and is qualified in its entirety by reference to the full text of such Amended Executive Severance Agreement, which will be filed as an exhibit to the Company’s next quarterly filing on Form 10-Q.
Item 8.01 Other Events.
The press release attached as Exhibit 99.1 also announced the declaration of a dividend of $0.25 per share by the Company’s Board of Directors, to be paid on January 3, 2020 to shareholders of record at the close of business on December 20, 2019. Subject to Item 2.02 of this Current Report on Form 8-K, the description of the dividend set forth in the press release is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Designer Brands Inc., dated December 10, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Designer Brands Inc.
		By:	/s/ Michelle C. Krall
Michelle C. Krall
Senior Vice President, General Counsel and Secretary

Date:	December 10, 2019